Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-1 of Youku.com Inc. filed pursuant to Rule 462(b) for the registration of 5,580,000 shares of its Class A Ordinary Shares and to the incorporation by reference of our report dated May 5, 2011 included in the Registration Statement on Form F-1 (No. 333-173963).

/s/ Ernst Young Hua Ming

Beijing, People’s Republic of China

May 20, 2011